SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 26, 2002

                  TELEVIDEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

                     Delaware                                        000-11552                          94-2383795
(State or Other Jurisdiction of Incorporation)     (Commission File No.)        (IRS Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (408) 954-8333

                         Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On November 26, 2002, TeleVideo, Inc. (the "Registrant") announced that it has signed a definitive agreement for the merger of Homebound Acquisition, Inc., a Delaware corporation controlled by Dr. K. Philip Hwang, Registrant's Chief Executive Officer, Chairman of the Board of Directors and majority shareholder, with and into Registrant, resulting in a going private transaction. A copy of the press release issued by Registrant on November 26, 2002 concerning the merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a)    Financial Statements - Not Applicable

    (b)    Pro Forma Financial Information - Not Applicable

    (c)    Exhibits

             99.1 Press Release, dated November 26, 2002, announcing a going private transaction.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                            TELEVIDEO, INC.

                                                                                                            By: /s/ K. Philip Hwang
                                                                                                                  K. Philip Hwang
                                                                                                                  Chairman of the Board and
                                                                                                                  Chief Executive Officer
Date: November 26, 2002

EXHIBIT INDEX

Exhibit             Description

99.1                 Press Release, dated November 26, 2002, announcing a going private transaction.

EXHIBIT 99.1

TELEVIDEO, INC. ANNOUNCES
GOING-PRIVATE TRANSACTION

San Jose, CA - November 26, 2002 - TeleVideo, Inc (OTC BB:TELV.OB), a developer and manufacturer of thin client hardware and software, announced today the signing of a definitive agreement for the merger of Homebound Acquisition, Inc., a Delaware corporation controlled by Dr. K. Philip Hwang (TeleVideo's Chief Executive Officer, Chairman of the Board, and majority stockholder), with and into TeleVideo, Inc.

Under the terms of the merger, Homebound Acquisition, Inc. will pay approximately $280,000 for all the outstanding shares of TeleVideo's common stock (other than those shares beneficially owned by Dr. K. Philip Hwang and treasury shares). Each such share will receive approximately $0.0675 in cash, without interest. Following the merger, TeleVideo will no longer be publicly traded and will continue operations as a privately held corporation.

The merger and the merger agreement have been approved by a special independent committee and the full Board of Directors of TeleVideo and is subject to the approval of the stockholders and other closing conditions.

About TeleVideo, Inc.

A pioneering Silicon Valley company, TeleVideo, Inc. (OTC: BB TELV.OB) began in 1975 as the innovator and market leader of smart text terminals. Today, TeleVideo continues to be innovative by developing Windows-Based Thin Client hardware and software solutions for corporate and vertical IT professionals and end-users. TeleVideo's family of TeleCLIENT products allows for secured, manageable and cost-effective network computing. For more information, please visit www.televideo.com.

About Homebound Acquisition, Inc.

Homebound Acquisition, Inc. is a Delaware corporation formed by Dr. K. Philip Hwang, TeleVideo's Chief Executive Officer, Chairman of the Board, and majority stockholder.

_______________________

TeleVideo may not commence or complete the proposed transaction described in this press release. Investors should read TeleVideo's information statement and other documents, if and when it becomes available, describing the proposed transaction and the documents incorporated therein for a more detailed discussion of the proposed transaction and the associated risks and uncertainties. TeleVideo is under no obligation and does not intend to update any of the information provided in this press release, even if events or future changes make it clear that the proposed transaction will not occur at the price set forth in this press release or at all.